Exhibit 99.1

FOR IMMEDIATE RELEASE

The Princeton Review Reports First Quarter 2011 Financial Results

FRAMINGHAM, Mass., May 5, 2011 – The Princeton Review, Inc. (NASDAQ: REVU), a leading provider of test preparation, educational support services and online career education services, reported financial results for the first quarter ended March 31, 2011.

Q1 2011 Financial Results

Total revenue in the first quarter of 2011 was $49.7 million, compared to $63.2 million in the prior year quarter. The decrease was mostly attributable to the company’s exit from the SES business effective by the end of the 2009 – 2010 school year. Excluding the SES revenue of $10 million in the first quarter of 2010, the year-over-year decline was 7%. The non-SES decline was primarily due to a decrease in Higher Education Readiness revenue.

Loss from continuing operations was $12.3 million in the first quarter of 2011, compared to a loss of $15.6 million in the prior year quarter. The reduced loss included the reduction of depreciation and amortization expenses of $5.6 million due in part to actions taken to close the company’s New York City administrative office as well as the decision to discontinue the use of the legacy ERP system. The company also reduced cost of goods sold by $5.3 million due in large part to the exit of the SES business.

Adjusted EBITDA in the first quarter of 2011 was $0.4 million, compared to $6.0 million in the prior year quarter (see “Reconciliation of Non-GAAP Financial Measures” below for an important discussion of this non-GAAP term).

At the end of the first quarter of 2011, cash and cash equivalents totaled $2.0 million, compared to $14.8 million at December 31, 2010. The decrease is primarily attributable to the payment made to the National Labor College (NLC) under the company’s obligation for the NLC license in 2010 and payments for capital expenditures and scheduled principal repayments under the company’s credit facility. As of March 31, 2011, the company had cash and accessible borrowing availability under the company’s $12.5 million revolving credit facility of $8.5 million, compared to $23.7 million at December 31, 2010.

Financial Results by Segment

Segment Revenues ($ in thousands)	Q1 11	Q1 10	Δ%
Higher Education Readiness	$23,708	$26,757	-11%
Penn Foster	26,011	26,439	-2%
Career Education Partnerships	15	—	n/a
SES	—	9,989	-100%

Total	$49,734	$63,185	-21%

Higher Education Readiness

Higher Education Readiness (formerly “Test Prep”) revenue for the first quarter of 2011 decreased 11% to $23.7 million, compared to $26.8 million reported in the same year-ago quarter. The decrease was primarily due to lower retail revenue, as customers opted for the company’s lower-priced SAT preparation offerings and lower hour tutoring packages.

Penn Foster

Penn Foster revenue in the first quarter of 2011 decreased 2% to $26.0 million, compared to $26.4 million in the same year-ago quarter. The decrease was the result of a lower number of enrollments, partially offset by an increase in revenue per enrollment. The company’s strategy is to target more committed students, which the company expects will translate into better retention and, ultimately, higher profitability.

Career Education Partnerships

Career Education Partnerships revenue in the first quarter of 2011 was $15,000, which represents fees earned in conjunction with March 2011 student enrollments into pilot programs of the NLC School of Professional Studies. In March 2011, the company committed to a plan to divest its Community College Partnerships (CCP) business and the results of operations are reflected as discontinued operations.

Subsequent to the end of the first quarter, the company announced the sale of the CCP business to Higher Education Partners LLC for $4 million in cash plus the value of certain closing adjustments, less the value of certain liabilities assumed by the purchaser. The transaction is expected to close in the second quarter.

SES

As previously disclosed, in light of the significantly altered landscape for private supplemental educational service providers, in the second quarter of 2010 the company announced it would exit the SES business effective by the end of the 2009 – 2010 school year. Due to the phase out of this business, there was no revenue in the first quarter of 2011, as compared to $10.0 million in the same year-ago quarter.

Management Commentary

“The first quarter’s results continued to reflect a cost-conscious customer trading down to our lower priced retail offerings, in addition to a dynamic competitive landscape,” said John Connolly, interim president and CEO of The Princeton Review. “Despite these challenges, we’ve continued the repositioning of our business to return to our roots as a differentiated player at a premium price point, leveraging our strengths in quality teaching with tangible results. In the Penn Foster business, we remain focused on attracting more dedicated students which usually correlates to higher graduation rates and ultimately improved profitability. We’ve been experiencing higher revenues per enrollment as a result of this strategy.

“As we progress through 2011, we will continue to prioritize our efforts around addressing the market opportunities for our Higher Ed Readiness and Penn Foster businesses,” said Connolly. “Our commitment to this operating strategy was demonstrated by the divestiture of the Community College Partnerships business. This effectively limits future cash burn on an asset that distracted us—both operationally and financially—from our core business. We look forward to further transforming our current strategic ventures into cash generating operations, as we leverage valuable brands that represent the standards of our industry.”

Conference Call

The Princeton Review will host a conference call at 4:30 p.m. Eastern time today to discuss its first quarter 2011 results. The company’s senior management will host the presentation, which will be followed by a question and answer period.

To participate on the call, investors should dial the appropriate number 5-10 minutes prior to the start time.

Date: Thursday, May 5, 2011

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Dial-In Number: 760-666-3600

Conference ID#: 62638721

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and instruct you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

Investors may also listen to the conference call live online via a link available on The Princeton Review’s investor relations home page at http://ir.princetonreview.com/events.cfm.

An archived webcast will be available shortly after the completion of the call and accessible until June 5, 2011:

Toll-free replay number: 800-642-1687

Passcode: 62638721

Reconciliation of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (“GAAP”), the company uses adjusted EBITDA, a non-GAAP financial measure, in analyzing and assessing the overall performance of the business. The company defines adjusted EBITDA as loss from continuing operations before income taxes, interest income and expense, depreciation and amortization, stock based compensation, restructuring expense, acquisition and integration expenses and certain other non-cash income and expense items. The other non-cash items include the purchase accounting impact to revenue of acquired deferred revenue, which would have been recognized if not for the purchase accounting treatment and gains and losses from changes in fair values of embedded derivatives.

The company believes that adjusted EBITDA can facilitate operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in tax positions, capital structures (affecting interest expense), the lives, methods and purchase accounting impact on fixed and intangible assets (affecting depreciation and amortization expense) and one-time charges not expected to reoccur in the future. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of the company’s profitability or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital;

•	Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies may calculate adjusted EBITDA differently than the company, thus limiting its usefulness as a comparative measure.

Unaudited Reconciliation of Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2011	2010

Loss from continuing operations	$(12,264)	$(15,589)
Provision for income taxes	737	1,186
Interest expense	5,082	6,602
Depreciation and amortization	4,993	10,561
Restructuring	63	1,031
Acquisition and integration expenses	874	1,023
Stock based compensation	801	1,064
Acquisition related adjustment-Revenue	—	417
Loss (gain) from change in fair value of embedded derivatives	110	(293)
Other non-cash (income) expense	(13)	9

Adjusted EBITDA	$383	$6,011

About The Princeton Review

The Princeton Review (Nasdaq: REVU) has been a pioneer and leader in helping students achieve their higher education goals for more than 28 years through college and graduate school test preparation and private tutoring. With more than 165 print and digital publications and a free website, www.PrincetonReview.com, the company provides students and their parents with the resources to research, apply to, prepare for, and learn how to pay for higher education. The Princeton Review partners with schools and guidance counselors throughout the U.S. to assist in college readiness, test preparation and career planning services, helping more students pursue postsecondary education.

The company also owns and operates Penn Foster Education Group, a global leader in online education, providing career-focused degree and vocational programs in the fields of allied health, business, technology, education, and select trades through the Penn Foster High School and Penn Foster Career School (www.pennfoster.edu). Penn Foster creates the platform to leverage the company’s Career Education Partnerships division with the National Labor College (NLC). This venture was formed to bring high-quality bachelor degree completion and certificate programs to the AFL-CIO’s 13 million members and the working adults in their families. For more information, visit www.PrincetonReview.com.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for the company’s products and services; the company’s ability to compete effectively and adjust to rapidly changing market dynamics; the timing of revenue recognition from significant contracts with schools and school districts; market acceptance of the company’s newer products and services; continued federal and state focus on assessment and remediation in K-12 education; and the other factors described under the caption “Risk Factors” in The Princeton Review’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.

Company Contacts:

Chris Kasper

Chief Financial Officer

The Princeton Review, Inc.

Tel: 508-663-5050

Scott Liolios or Cody Slach

Investor Relations

Liolios Group, Inc.

Tel: 949-574-3860

THE PRINCETON REVIEW, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except per share data)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$2,019	$14,831
Restricted cash	469	456
Accounts receivable, net of allowance of $866 and $997, respectively	8,234	9,744
Other receivables, including $71 from related parties as of December 31, 2010	1,563	1,625
Inventory, net	7,584	7,488
Prepaid expenses and other current assets	3,512	3,633
Deferred tax assets	7,033	7,006
Assets held for sale	27	—

Total current assets	30,441	44,783

Property, equipment and software development, net	37,498	37,551
Goodwill	185,237	185,237
Other intangibles, net	102,667	106,174
Other assets	6,376	6,440
Assets held for sale	3,141	—

Total assets	$365,360	$380,185

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,169	$6,914
Accrued expenses	15,164	14,874
Deferred acquisition payments	5,000	5,750
Current maturities of long-term debt	7,003	6,258
Deferred revenue	30,911	29,783
Liabilities held for sale	1,509	—

Total current liabilities	66,756	63,579

Deferred rent	1,927	1,913
Long-term debt	124,174	124,516
Long-term portion of deferred acquisition payments	5,000	10,000
Other liabilities	5,683	6,202
Deferred tax liability	25,838	25,561

Total liabilities	229,378	231,771

Series D Preferred Stock, $0.01 par value; 300,000 shares authorized; 111,503 shares issued and outstanding	117,961	115,614

Commitments and contingencies

Stockholders’ equity
Common stock, $0.01 par value; 100,000,000 shares authorized; 54,209,997 and 53,563,915 shares issued and 54,135,736 and 53,499,759 shares outstanding, respectively	542	536
Treasury stock (74,261 and 64,156 shares, respectively; at cost)	(176)	(168)
Additional paid-in capital	212,262	213,813
Accumulated deficit	(194,728)	(181,365)
Accumulated other comprehensive income (loss)	121	(16)

Total stockholders’ equity	18,021	32,800

Total liabilities and stockholders’ equity	$365,360	$380,185

THE PRINCETON REVIEW, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Revenue
Higher Education Readiness	$23,708	$26,757
Penn Foster	26,011	26,439
Career Education Partnerships	15	—
SES	—	9,989

Total revenue	49,734	63,185

Operating expenses
Costs of goods and services sold (exclusive of items below)	17,219	22,514
Selling, general and administrative	32,933	36,137
Depreciation and amortization	4,993	10,561
Restructuring	63	1,031
Acquisition and integration expenses	874	1,023

Total operating expenses	56,082	71,266

Operating loss from continuing operations	(6,348)	(8,081)
Interest expense	(5,082)	(6,602)
Other (expense) income, net	(97)	280

Loss from continuing operations before income taxes	(11,527)	(14,403)
Provision for income taxes	(737)	(1,186)

Loss from continuing operations	(12,264)	(15,589)

Loss from discontinued operations	(1,099)	(1,025)

Net loss	(13,363)	(16,614)

Dividends and accretion on preferred stock	(2,346)	(2,803)

Loss attributed to common stockholders	$(15,709)	$(19,417)

Loss per share
Basic and diluted:
Loss from continuing operations	$(0.27)	$(0.54)
Loss from discontinued operations	(0.02)	(0.03)

Loss attributed to common stockholders	$(0.29)	$(0.57)

Weighted average shares used in computing loss per share
Basic and diluted:	53,638	33,772